UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ST. BERNARD SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ST. BERNARD SOFTWARE, INC.

15015 Avenue of Science

San Diego, CA 92128

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of St. Bernard Software, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 5, 2008 at 9:00 a.m. local time at 15015 Avenue of Science, San Diego, CA 92128 for the following purposes:

1. To elect five directors to hold office until the 2009 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

3. To conduct any other business properly brought before the meeting.

These items are more fully described in the proxy statement accompanying this Notice.

The record date for the 2008 Annual Meeting is April 21, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Vince Rossi

Chief Executive Officer

San Diego, California

April 29, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ST. BERNARD SOFTWARE, INC.

15015 Avenue of Science

San Diego, CA 92128

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of St. Bernard Software, Inc. (sometimes referred to as the “Company” or “St. Bernard”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 29, 2008 to all stockholders of record entitled to vote at the 2008 Annual Meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 21, 2008 will be entitled to vote at the annual meeting. On this record date, there were 14,772,367 shares of the Company’s common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 21, 2008 your shares were registered directly in your name with St. Bernard’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2008 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the 2008 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of five directors to hold office until the 2009 Annual Meeting of Stockholders; and

•	Ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent auditors of the Company for its fiscal year ending 2008.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2008 Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 4, 2008 to be counted.

•

To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 4, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from St. Bernard. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all five nominees for director, and “For” ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent auditors of the Company for its fiscal year ending 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” ratification of the selection of independent auditors for our fiscal year ending December 31, 2008.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $2,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to St. Bernard’s Secretary at 15015 Avenue of Science, San Diego, CA 92128.

•	You may attend the 2008 Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2008, to St. Bernard Software, Inc., 15015 Avenue of Science, San Diego, CA 92128. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10 th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•

For Proposal No. 1, the election of directors, the five nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” the nominees will affect the outcome.

•

To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Directors of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent auditors for its fiscal year ending December 31, 2008, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 14,772,367 shares outstanding and entitled to vote. Thus, the holders of 7,386,184 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our inspectors of election and American Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

PROPOSAL 1

ELECTION OF DIRECTORS

Each director of St. Bernard’s Board of Directors is elected for a one year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is elected and qualified.

The Board of Directors presently has six members. All the directors’ terms of office expire in 2008. Director Mel Lavitt is not standing for re-election this year. The Board is in the process of identifying a suitable director candidate to fill the vacancy that will be created upon the expiration of Mr. Lavitt’s term as director. Despite the fact that there will be an extra vacancy on the Board because Mr. Lavitt is not standing for re-election, you may not vote for a greater number of persons than the number of director nominees below. Each of the nominees listed below is currently a director of the Company. Two of the nominees listed below have been previously elected by the stockholders of the Company: the stockholders elected Humphrey Polanen and Scott Broomfield in 2007. The Nominating and Corporate Governance Committee of the Board has recommended each of the nominees listed below for election to the Board at the annual meeting. If elected at the annual meeting, each of these nominees would serve until the 2009 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation, or removal. It is the Company’s policy to invite directors and nominees for director to attend the Company’s annual meetings.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. St. Bernard’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee, recommended by the Board of Directors of St. Bernard.

Humphrey Polanen

Mr. Polanen, age 58, has served as Chairman of the Board of Directors of the Company since April 2004 and served as Chief Executive Officer of the Company between April 2004 and July 2006 (when the Company was known as “Sand Hill IT Security Acquisition Corp.”). From January 2000 until December 2003, Mr. Polanen served as Managing Director of Internet Venture Partners, a strategic consulting and venture capital management firm for technology companies. From February 1998 through February 1999, he was President and CEO of Trustworks Systems, a network security software company. Between 1995 and 1998, he was General Manager of two divisions of Sun Microsystems where he led the Internet Commerce Group and the Network Security Division. Mr. Polanen has been a member of the board of directors of Heritage Bank of Commerce since 1994 and has been chair of that board’s audit committee for ten years. Mr. Polanen is also a director of Shanghai Century Acquisition Corp. Mr. Polanen is a graduate of Hamilton College and Harvard Law School.

Scott Broomfield

Mr. Broomfield, age 51, currently is the Chief Executive Officer of Veeple, Inc. Mr. Broomfield has served as a member of the Board of Directors of the Company since April 2004 and as an executive officer of the Company between April 2004 and July 2006 (when the Company was known as “Sand Hill IT Security Acquisition Corp.”). From April 2004 to August 2005, Mr. Broomfield was the CEO of Xtegra Corporation, a private enterprise information integration (EII) company that he sold to SAP, AG in August 2005. From

September 2001 to April 2004, Mr. Broomfield was the CEO of Visuale, a private business process software (BPMS) company that he sold to Onyx Software Corporation in April 2004. From 1997 until 2001, Mr. Broomfield was the CEO of Centura Software Corporation (formerly Gupta Technologies), a $50 million software business specializing in secure, embedded and mobile databases and application development tools. Prior to Centura, he was with Hickey & Hill, Inc., a turnaround consultancy from 1989 to 1997, and was a managing director there from 1994 to 1997. Mr. Broomfield was the CFO of Trilogy Technology Corporation from 1986 to 1988, which was sold to Digital Equipment Corporation in 1988. Mr. Broomfield holds an MBA from Santa Clara University.

Bart A. M. van Hedel

Mr. van Hedel, age 63, currently is an Executive Officer for Vogel Investments B.V. in addition to the companies listed below. Mr. van Hedel became a member of the Board of Directors of the Company upon completion of the merger of St. Bernard Software, Inc. with the Company (when the Company was known as “Sand Hill IT Security Acquisition Corp.”) in July 2006. Prior to the merger, he served as a director of St. Bernard Software, Inc. since 1996. He has been a Partner of BeeBird Corporate Finance C. V. since 1992. Mr. van Hedel was a non-executive member of the board of Ai-Investments N.V. from 1997 until December 2005, when he was named an executive board member. He was an executive board member of venture capital firm Paribas Participations N.V., from 1990 to 1992 and was an executive board member for Kempen & Co., Investment Bank in Amsterdam from 1981 to 1990. Mr. van Hedel graduated in 1973 from Eramus University of Rotterdam with a Masters in economics and tax.

Louis Ryan

Mr. Ryan, age 53, became a member of the Board of Directors of the Company upon completion of the merger of St. Bernard Software, Inc. with the Company (when the Company was known as “Sand Hill IT Security Acquisition Corp.”) in July 2006. Since 2003, Mr. Ryan has been a venture partner with Sand Hill Capital and has served as the executive chairman of HydroPoint Data Systems, Inc. and SprayCool, a provider of high performance electronic system cooling and packaging solutions for military and commercial applications. From 2003 to May 2006, he served as the executive chairman of Network Chemistry. From January 1997 to June 2003, Mr. Ryan was president and chief executive officer and a director of Entercept Security Technologies Inc. (which was sold to Network Associates Technology, Inc. in 2003), a network security software company. From 1988 to 1995, Mr. Ryan was co-founder and executive vice president of Delrina Corporation, a publicly traded software company which was sold in 1995 to Symantec Corporation. Mr. Ryan was also an early investor and board member of Foundstone, a vulnerability management supplier acquired by McAfee, Inc. in August 2004. Mr. Ryan also serves on the board of Certicom Corporation, and is an advisor to Sand Hill Capital and DiamondHead Ventures.

Vince Rossi

Mr. Rossi, age 51, was appointed as a member of the Board of Directors of the Company in November 2006, upon his appointment as Chief Executive Officer of the Company. In November 2007, Mr. Rossi was approved by the Board of Directors as the Company’s acting Chief Financial Officer. Between July 2006 and November 2006, he served as President and Chief Operating Officer of the Company. From April 2003 to June 2006, Mr. Rossi served as Senior Vice President of Product Management and Marketing for McAfee, Inc., a software developer. From December 1997 to April 2003, he was the co-founder and Executive Vice President of Entercept Security Technologies, which was acquired by McAfee, Inc. Prior to co-founding Entercept, Mr. Rossi held several management positions at a variety of technology companies including Apple Computer, KidSoft Inc., and Future Vision Multimedia. Mr. Rossi is a graduate of California Polytechnic University and holds a Bachelor of Science degree in metallurgical engineering and material science.

The following is a brief biography of Mr. Lavitt, who is not standing for re-election this year.

Mel S. Lavitt

Mr. Lavitt, age 70, became a member of the Board of Directors of the Company upon completion of the merger St. Bernard Software, Inc. with the Company in July 2006. Prior to the merger, he served as a director of St. Bernard Software, Inc. since 1988. Since 1992, Mr. Lavitt has served as the managing director of C.E. Unterberg, Towbin and is currently the vice chairman of C.E. Unterberg, Towbin. C.E. Unterberg, Towbin provides investment banking, research and investment management services to emerging growth companies and investors. Mr. Lavitt serves on the boards of C.E. Unterberg, Towbin, Jabil Circuit, Inc., and Migo Software as well as the Governor’s Office of Economic Development in the state of Utah. Mr. Lavitt is a graduate of Brown University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee designated Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar, as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2008 Annual Meeting. Squar has audited the Company’s financial statements since November 30, 2007. Squar has advised the Company that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on the Company’s financial statements. Representatives of Squar are expected to be present at the 2008 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Squar as the Company’s Independent Registered Public Accounting Firm. However, the Audit Committee of the Board is submitting the selection of Squar to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Squar. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with Squar which sets forth the terms by which Squar will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The 2007 fees listed in the table below were for services provided to the Company by Squar beginning November 30, 2007 for the fiscal year ended December 31, 2007 audit. In addition, the 2007 fees listed in the table below for services provided by Mayer Hoffman McCann P.C., or MHM, to the Company through November 19, 2007, include fees related to the audit for the fiscal year ended December 31, 2006 and the interim reviews for the first three quarters for 2007. The 2006 fees listed in the table below for MHM were for services provided to the Company for the audit and interim reviews related to the fiscal year ended December 31, 2006. The 2006 audit fees listed in the table below for Hein & Associates, LLP, or Hein, were for services provided to the Company by Hein during the fiscal year ended December 31, 2006.

	Hein (1) Fiscal Year Ended (in thousands)		MHM (2) Fiscal Year Ended (in thousands)				Squar (5) Fiscal Year Ended (in thousands)
	2007	2006	2007		2006		2007	2006
Audit Fees	—	$14	$217		$481		$141	—
Audit-related Fees	—	—	$20	(3)	$101	(4)	—	—
Tax Fees	—	—	—		—		—	—
All Other Fees	—	—	—		—		—	—

Total Fees	—	$14	$237		$582		$141	—

(1)	Hein served as the Company’s Independent Registered Public Accounting Firm prior to the Company’s completion of the merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006.
(2)	This amount includes fees for the audit for the fiscal year ended December 31, 2006 and the interim reviews for the first three quarters for 2007. MHM’s resignation as the Company’s auditors was effective on November 19, 2007. The audit fees listed for 2006 for MHM include audit fees of $113,000 incurred during MHM’s engagement as auditor for Old St. Bernard Software, Inc. prior to that entity’s merger with the Company, fees related to the audit for the fiscal year ended December 31, 2006, and fees for the interim reviews during 2006. MHM was engaged as the Company’s Independent Registered Public Accounting Firm following the merger on July 28, 2006.
(3)	Includes audit related fees prior to MHM’s resignation effective on November 19, 2007 and other audit related fees related to the review of the Company’s Forms 10-KSB, 8-K, and S-8 for the year ended December 31, 2007 for the sections MHM audited for the 2006 Form 10-KSB.
(4)	Includes fees related to the acquisition of AgaveOne (d.b.a. Singlefin).
(5)	The Company engaged Squar as the Company’s Independent Registered Public Accounting Firm on December 4, 2007. The audit fees listed for Squar include audit fees incurred related to Squar’s engagement as auditors for the Company for the period ended December 31, 2007.

All fees described above related to engagement of the Company’s Independent Registered Public Accounting Firm (as opposed to Old St. Bernard Software, Inc.’s audit engagements) were approved by the Audit Committee or the Board of Directors.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Squar. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

On December 4, 2007, the Board of Directors approved the appointment of Squar as the Company’s Independent Registered Public Accounting Firm to audit the Company’s financial statements for the fiscal year ending December 31, 2007 in place of MHM. MHM replaced Hein on September 7, 2006. The decisions to change Independent Registered Public Accounting Firms were authorized by the Company’s Audit Committee.

Squar’s report on the financial statements for the fiscal year ended December 31, 2007, MHM’s report on the financial statements for the fiscal year ended December 31, 2006, and Hein’s report on the financial statements for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. There were no disagreements with Squar, MHM, or Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused Squar, MHM, or Hein to report the disagreement if it had not been resolved to the satisfaction of Squar, MHM, or Hein, respectively.

MHM’s letter to the Securities and Exchange Commission stating its agreement with the above statements was filed as an exhibit to the Company’s Current Report on Form 8-K/A dated November 19, 2007. Hein’s letter to the Securities and Exchange Commission stating its agreement with the above statements was filed as an exhibit to the Company’s Current Report on Form 8-K dated September 12, 2006.

During the Company’s two most recent fiscal years and the interim period prior to engaging Squar, neither the Company nor anyone on its behalf consulted Squar regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Squar concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The Nasdaq Stock Market, LLC, or Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors who held positions during 2007 were independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Lavitt, Mr. van Hedel, Mr. Ryan, and Mr. Arnold, who resigned during 2007. Mr. Broomfield and Mr. Polanen were determined to be independent directors within the meaning of Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended. In making this determination, the Board found that none of these current or former directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Rossi, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Mr. Polanen, Chairman of the Board of Directors, and Mr. Broomfield, who served as executive officers of the Company prior to July 27, 2006, are not independent directors within the meaning of the applicable Nasdaq listing standards.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met fourteen times during 2007. All directors attended at least 75% of the aggregate meetings of the Board, and of the committees on which they served, held during the period for which they were directors or committee members, respectively. We encourage our Board members to attend our annual stockholder meetings. In 2007, six members and one former member of our Board of Directors attended our annual meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance and Nominating
Scott Broomfield	X	*
Louis Ryan	X		X	*	X
Bart A. M. van Hedel			X		X
Mel S. Lavitt**	X		X		X	*
Total meetings in fiscal 2007	3		4		1

*	Committee Chairperson
**	Not standing for re-election in 2008

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee is responsible for the selection and appointment, retention, compensation, termination and oversight of the work of the Company’s independent auditor; reviews with management and the independent auditor any material conflicts or disagreements regarding financial reporting or accounting practices and policies of the Company; approves all audit and non-audit services to be performed by the independent auditor, as well as the scope of the services to be provided and the compensation to be paid for such services; reviews and discusses with management all disclosures required to be included in periodic reports filed by the Company; reviews all relationships between the independent auditor and the Company and evaluates the independent auditor’s independence; reviews reports from the independent auditor describing the independent auditor’s internal quality control procedures; reviews reports required to be submitted to the Company by the independent auditor to the Company concerning the independent auditor’s internal quality control procedures and reviews; evaluates the independent auditor’s qualifications and performance; confirms that the lead audit partner for the Company’s independent auditor has not performed audit services for the Company for each of the five previous years; reviews the Company’s financial statements for each interim period and any changes in accounting policies that have occurred during the interim periods; discusses guidelines and policies governing the procedures for risk assessment and risk management for the Company including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; reviews with counsel and the independent auditor and management any significant regulatory or other legal or accounting initiatives or matters that could have a material impact on the Company’s financial statements; discusses the responsibilities, budget and staffing of the Company’s internal audit function and reviews the scope, quality and adequacy of the Company’s internal controls over financial reporting and disclosure; and establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, audit matters and established procedures for the confidential submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee is composed of three directors: Messrs. Broomfield, Lavitt and Ryan. The Audit Committee met three times during 2007. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

The Board of Directors reviews the SEC listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as “independence” is currently defined in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended). The Board of Directors has also determined that Mr. Broomfield qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Broomfield’s level of knowledge and experience based on a number of factors, including his formal education, experience as a chief executive officer and chief financial officer, and venture capitalist background.

Report of the Audit Committee of the Board of Directors*

The Audit Committee of the Board of Directors, which consists entirely of directors who either meet the independence and experience requirements of NASDAQ or the SEC, has furnished the following report:

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-KSB for the fiscal year ended December 31, 2007.

Mr. Scott Broomfield

Mr. Louis Ryan

Mr. Mel S. Lavitt

Compensation Committee

The Compensation Committee of the Board of Directors is composed of three directors: Messrs. Ryan, Lavitt and van Hedel. All members of the Board’s Compensation Committee are independent as “independence” is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met four times during 2007. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	establishment of annual and long-term performance goals and objectives for the Chief Executive Officer and all other officers and senior executives who report directly to the Chief Executive Officer;

•	evaluation of the performance of the Chief Executive Officer and all other officers and senior executives in light of the approved performance goals and objectives of the Company;

•

determination of the compensation of the Chief Executive Officer and all other officers and senior executives based on the evaluation of the performance of the Chief Executive Officer, and all other officers and senior executives, respectively;

•	recommendation to the Board with respect to incentive compensation plans and equity-based plans;

•	if appointed by the Board, the administration of the granting options and awards under the Company’s stock option plans; and

•	production of an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

the CEO and legal counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2006, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, or Subcommittee, currently composed of Mr. Rossi, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the Subcommittee may not grant options to acquire more than an aggregate of 10,000 shares per employee in any calendar year and all grants must be under standard terms and conditions. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by the Subcommittee. The Subcommittee granted 10,000 options to purchase shares to a non-officer employee in 2007.

The Compensation Committee establishes and makes, directly and sometimes by recommendations made to the Board of Directors, most significant adjustments to annual compensation, variable (bonus) compensation and equity awards of or to the executive officers of the Company and other direct reports to the Chief Executive Officer. The Compensation Committee also considers compensation for new executive hires. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and executive compensation paid at similar companies, including industry, location and size, identified by St. Bernard’s management.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying individuals qualified to become members of the Board and recommending to the Board individuals to be considered as nominees for election as directors at the annual meeting of stockholders of the Company, reviewing and evaluating incumbent directors, overseeing all aspects of the Company’s corporate governance functions on behalf of the Board, developing and recommending to the Board the adoption of corporate governance principles applicable to the Company which are designed to help the Board satisfy its obligations to the stockholders of the Company and is responsible for making other recommendations to the Board regarding affairs relating to directors of the Company, including director compensation. The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Lavitt, van Hedel, and Ryan. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2007. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 15015 Avenue of Science, San Diego, CA 92128 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is included in the Company’s Corporate Governance Guidelines available on the Company’s website at http://www.stbernard.com/investor/corp_governance.asp.

CODE OF ETHICS

The Company has adopted the St. Bernard Software Code of Ethics and Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.stbernard.com/investor/corp_governance.asp. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In September 2006, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://www.stbernard.com/investor/corp_governance.asp.

AFFILIATE TRANSACTIONS AND RELATIONSHIPS

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2008:

Name	Age	Positions
Vince Rossi	51	President, Chief Executive Officer, Acting Chief Financial Officer and Director
Steve Yin	42	Vice President, Sales and Marketing

For a discussion of Mr. Rossi’s biographical information, see “Proposal No. 1 Election of Directors”.

Steve Yin, age 42, joined the Company in November 2004 as Vice President of Marketing, served as Vice President, Sales and Marketing from April 2005 to June 2007 and again from March 2008. During the period July 2007 to February 2008 he served as Vice President of Sales. From August 2003 to September 2004, Mr. Yin was a principal/co-founder of Factor Diagnostics, a medical diagnostics company.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner (12)	Number of Shares	Percent of Total
William J. Del Biaggio III (2)	2,107,743	14.3%
Humphrey Polanen (3)	871,857	5.7%
Scott Broomfield (4)	310,125	2.08%
Bart van Hedel (5)	2,702,671	17.7%
Mel Lavitt (6)	214,468	1.4%
Louis Ryan (7)	172,666	1.2%
Vince Rossi (8)	257,916	1.7%
John Jones (9)	1,353,487	9.2%
Alfred Riedler (10)	61,193	*
Steve Yin (11)	77,180	*
Andrew Lochart (12)	—	*
Troy Saxton-Getty (13)	—	*
All executive officers and directors as a group (10 persons) (14)	3,073,851	28.5%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,772,367 shares outstanding on March 31, 2008, adjusted as required by rules promulgated by the SEC.
(2)	The business address for Mr. Del Biaggio is 3000 Sand Hill Road, Suite 240, Menlo Park, California 94025.
(3)

Mr. Polanen has served as Chairman of the Board of Directors of the Company since April 2004 and was the Company’s Chief Executive Officer prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software,

Inc., a private company at the time of the merger) on July 27, 2006. Number of shares includes 459,441 shares of common stock, 158,500 shares underlying warrants to purchase common stock, and 253,916 shares underlying options to purchase common stock. The business address for Mr. Polanen is 3000 Sand Hill Road, Suite 240, Menlo Park, California 94025.

(4)	Mr. Broomfield has served as a member of the Board of Directors of the Company since 2004 and was the Company’s EVP of Corporate Development prior to the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006. Number of shares includes 174,825 shares of common stock beneficially held by the Broomfield Family Trust, of which Mr. Broomfield is a Co-Trustee, 107,634 shares underlying warrants to purchase common stock beneficially held by the Broomfield Family Trust, and 27,666 shares underlying options to purchase common stock. The business address for Mr. Broomfield is 3000 Sand Hill Road, Suite 240, Menlo Park, California 94025.
(5)	Mr. van Hedel has served as a member of the Board of Directors of the Company since the completion of the merger of Old St. Bernard Software, Inc. with the Company in July 2006. Number of shares includes 2,205,556 shares of common stock held in trust by Stichting Trustee Ai-Investments for Ai-Investments N.V., Perennial Investments B.V., BeeBird Beeher B.V. and others, 427,481 shares underlying warrants to purchase common stock held by Ai-Investments N.V., and 69,634 shares underlying options to purchase common stock. Mr. van Hedel is a board member for Stichting Trustee Ai-Investments and managing director for both Ai-Investments N.V. and Perennial Investments B.V. The business address for Mr. van Hedel is Strawinskylaan 3107, 1077 ZX, Amsterdam, The Netherlands.
(6)	Mr. Lavitt has served as a member of the Board of Directors of the Company since the completion of the merger of Old St. Bernard Software, Inc. with the Company in July 2006. Mr. Lavitt is not standing for re-election this year. Number of shares includes 163,836 shares of common stock and 50,632 shares underlying options to purchase common stock.
(7)	Mr. Ryan has served as a member of the Board of Directors of the Company since the completion of the merger of Old St. Bernard Software, Inc. with the Company in July 2006. Number of shares includes 5,000 shares of common stock, 100,000 shares underlying warrants to purchase common stock, and 67,666 shares underlying options to purchase common stock.
(8)	Mr. Rossi became the Company’s President, Chief Executive Officer, and a member of the Board of Directors of the Company on November 1, 2006. Number of shares includes 4,000 shares of common stock and 253,916 shares underlying options to purchase common stock.
(9)	Mr. Jones was the Company’s President and Chief Executive Officer upon the completion of its merger (through its predecessor Sand Hill IT Security Acquisition Corp.) with Old St. Bernard Software, Inc. (successor to St. Bernard Software, Inc., a private company at the time of the merger) on July 27, 2006 until November 1, 2006.
(10)	Mr. Riedler was the Company’s Chief Financial Officer until November 15, 2007.
(11)	Mr. Yin currently holds the position of Vice President, Sales and Marketing. Mr. Yin joined the Company in November 2004 as Vice President of Marketing, served as Vice President, Sales and Marketing from April 2005 to June 2007, and again from March 2008. Number of shares includes 77,180 shares underlying options to purchase common stock.
(12)	Mr. Lochart was the Company’s Vice President of Marketing and Product Management from July 9, 2007 to February 22, 2008.
(13)	Mr. Saxton-Getty was the Company’s General Manager of Technical Operations until 10/19/07.
(14)	Includes shares described in the notes above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock Awards	Option Awards			Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation			Total
Vince Rossi President , Chief Executive Officer, and Acting Chief Financial Officer	2007 2006	$ $	300,000 97,586	$ $	63,750 163,750	— —	$	— 2,001,044	(14)	— —	— —	$ $	96,164 23,028	(1) (2)	$ $	459,914 2,285,408

Alfred Riedler (3) Former Chief Financial Officer	2007 2006	$ $	192,307 181,923	$ $	35,750 131,375	— —	$	— 204,391	(14)	— —	— —	$ $	33,403 25,049	(4) (5)	$ $	261,460 542,738

Steve Yin Vice President, Sales and Marketing	2007 2006	$ $	185,000 178,124	$	— 6,375	— —	$	— 98,197		— —	— —	$ $	97,569 68,896	(6) (7)	$ $	282,569 351,592

Andrew Lochart (8) Former Vice President, Marketing and Product Management	2007 2006		$88,646 —		$13,875 —	— —		$69,700 —	(9)	— —	— —		$26,992 —	(10)		$199,213 —

Troy Saxton-Getty (11) Former General Manager, Technical Operations	2007 2006	$ $	235,739 46,875	$ $	57,094 134,181	— —	$	— 345,000	(14)	— —	— —	$ $	1,150 103,990	(12) (13)	$ $	293,983 630,046

(1)	Consists of $36,526 in car and housing allowance paid, $51,144 related to the tax gross ups on the car and housing allowance, and $8,494 in Company matched 401(k) funds in 2007.
(2)	Consists of $23,028 in car and housing allowance paid in 2006.
(3)	Mr. Riedler was the Company Chief Financial Officer until 11/15/07. Additionally, Mr. Riedler will receive severance payments through 4/19/08, and the Company will pay for his health insurance premiums through that date.
(4)	Consists of $25,000 in severance payments pursuant to the Separation and Release Agreement executed on 10/08/07. This amount also consists of $1,320 in commissions paid and $7,083 in Company matched 401(k) funds in 2007.
(5)	Consists of $17,604 in commissions paid and $7,445 in Company matched 401(k) funds in 2006.
(6)	Consists of $90,277 in commissions earned and $7,292 in Company matched 401(k) funds in 2007.
(7)	Consists of $61,988 in commissions earned and $6,908 in Company matched 401(k) funds in 2006.
(8)	Mr. Lochart was Vice President of Marketing and Product Management until 2/22/08.
(9)	Represents the value of 50,000 stock option awards made in 2007.
(10)	Consists of $11,452 in car and housing allowance paid, $11,092 related to the tax gross ups related to the car and housing allowance, and $4,448 in Company matched 401(k) funds in 2007.
(11)	Mr. Saxton-Getty was the General Manager of Technical Operations until 10/19/07.
(12)	Represents $1,150 in Company matched 401(k) funds in 2007.
(13)	Consists of $6,439 in Company matched 401(k) funds and $97,550 in consultant fees in 2006.
(14)	The value of these option awards in 2007 does not reflect the effect of an amendment to certain stock options underlying this value on January 3, 2007 as more fully described in footnote (4) to the “Outstanding Equity Awards Value At Fiscal Year End Table” below.

Except as described below, the compensation for the named executive officers included in the Summary Compensation Table is determined by the Company’s Board and the Compensation Committee of the Board on an annual basis. Other than the severance and change in control payments described for Mr. Rossi and Mr. Riedler below, none of the named executive officers nor any other executive officer of the Company is entitled to any payments upon their termination of employment or a change in control of the Company.

VINCE ROSSI EMPLOYMENT AGREEMENT

Pursuant to the terms of a letter agreement between the Company and Vince Rossi, the Company’s President and Chief Executive Officer, dated July 18, 2006, Mr. Rossi is entitled to receive a monthly base salary of $21,250, and he is eligible for an annual incentive bonus based upon the financial performance of the Company up to a maximum of 50% of his base salary. Mr. Rossi’s annual bonus for the first year under his agreement is guaranteed. Upon the execution of the letter agreement, Mr. Rossi received an incentive stock option to acquire 480,000 shares of the Company’s Common Stock which vests over three years with one-third ( 1/3) of the option vesting on the first anniversary of the grant date and the remaining two-thirds ( 2/3) vesting in equal monthly installments from the 13th through the 36th month from the date of grant, which grant is governed by the Company’s 2005 Stock Option Plan. Mr. Rossi is also entitled to receive health care coverage under the Company’s medical and dental plans. The agreement provides that if Mr. Rossi’s employment with the Company is terminated without “cause” within 12 months of a change in control of the Company then Mr. Rossi is entitled to 12 months of severance pay including base salary and target bonus amounts and 12 months of continued health care coverage for Mr. Rossi and his eligible dependents. If Mr. Rossi is terminated without cause, his stock options will automatically vest for an additional 12 months of employment. In the event of a “change in control” of the Company as defined in the agreement, if the value of the Company’s Common Stock is less than $7.50 per share, Mr. Rossi will receive a payment equal to three times the sum of his then current base salary and target bonus, subject to applicable withholding taxes, and all stock options held by Mr. Rossi at the time of the change in control will immediately vest and become exercisable. Upon his acceptance of this agreement, Mr. Rossi was paid a bonus of $100,000.

The Board of Directors of the Company approved the appointment of Mr. Rossi as the acting Chief Financial Officer, effective November 15, 2007, the effective date of the resignation of the Company’s former Chief Financial Officer, Alfred Riedler. Mr. Rossi currently serves as the Chief Executive Officer and a member of the Board of Directors of St. Bernard, positions he has held since November 2006, and will continue to serve in such capacities while performing his duties as the acting Chief Financial Officer.

ALFRED RIEDLER SEPARATION AGREEMENT

Pursuant to the terms of a Separation Agreement and Release of Claims with Alfred F. Riedler, the Company’s former Chief Financial Officer, dated October 8, 2007 and effective November 15, 2007, Mr. Riedler received severance of $25,000. Additionally, through April 2008, the Company paid Mr. Riedler’s health insurance premiums. Pursuant to the Separation Agreement and in accordance with their terms, all outstanding unvested stock options then held by Mr. Riedler expired as of November 15, 2007, and all outstanding vested but unexercised stock options then held by him will remained exercisable for a period of three months following his termination. Mr. Riedler provided a release of all claims against the Company and agreed to refrain from certain conduct.

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE

Option Awards									Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price			Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Vince Rossi President, Chief Executive Officer, and Acting Chief Financial Officer	66,000 160,000		134,000 320,000	(2)	$ $	5.40 1.90	(2)	07/26/2016 12/17/2016	—	—

Alfred Riedler Former Chief Financial Officer	4,150 6,411 14,687 12,590 20,981	(2)	—		$ $ $ $ $ $	0.59 0.59 0.59 0.81 5.20 1.90	(2)	12/31/2011 12/31/2012 12/31/2013 03/02/2015 07/13/2016 12/17/2016	—	—

Steve Yin Vice President, Sales and Marketing	41,962 24,750		50,250		$ $	0.81 1.90		03/02/2015 12/18/2016	—	—

Andrew Lochart Former Vice President, Marketing and Product Management	20,687		29,313			$0.82		07/23/2017	—	—

Troy Saxton-Getty Former General Manager, Technical Operations	53,687		—			$2.30	(2)	11/15/2016	—	—

(1)

Each of the listed options vests over three years as follows: one-third ( 1/3) of the option vests on the first anniversary of the grant date and the remaining two-thirds ( 2/3) of the option vests in equal monthly installments from the 13th through the 36th month from the date of the grant.

(2)	On January 3, 2007, the Board of Directors of the Company approved an amendment to these stock option grants reducing the exercise price of the amended option grants to $1.95, which was the closing fair market price of the Company’s common stock on January 11, 2007. The intention of the Board of Directors in approving the amendment was to reestablish the incentive and retentive value of the amended stock options, as the options had been left significantly “out-of-the-money” due to declines in the price of the Company’s common stock.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (5)		All Other Compensation	Total
Humphrey P. Polanen	$46,500	—	—		—	$46,500
Scott R. Broomfield	$39,250	—	$114,000	(2)	—	$153,250
Bart A.M. van Hedel	$31,500	—	—		—	$31,500
Mel S. Lavitt (4)	$40,000	—	—		—	$40,000
Louis E. Ryan	$74,500	—	$120,250	(2)(3)	—	$194,750
Rich Arnold (1)	$33,725	—	—	(3)	—	$33,725

(1)	This director resigned as a member of the Board of Directors of St. Bernard Software, Inc. on August 28, 2007. Therefore, at December 31, 2007 there were no options awards outstanding and vested. He was also a chairman and a member of the Audit Committee of the Board of Directors of the Company.
(2)

The value of option awards includes the award of 200,000 options each for Mr. Broomfield and Mr. Ryan, respectively, made in fiscal 2007. Each of the listed options vests over three years as follows: one-third ( 1/3) of the option vests on the first anniversary of the grant date and the remaining two-thirds ( 2/3) of the option vests in equal monthly installments from the 13th through the 36th month from the date of the grant.

(3)	On January 3, 2007, the Board of Directors of the Company approved an amendment to these stock option grants reducing the exercise price of the amended option grants to $1.95, which was the closing fair market price of the Company’s common stock on January 11, 2007. The intention of the Board of Directors in approving the amendment was to reestablish the incentive and retentive value of the amended stock options, as the options had been left significantly “out-of-the-money” due to declines in the price of the Company’s common stock. The value of the option awards does not reflect the effect of the amendment to these stock options.
(4)	This director is not standing for re-election in 2008.
(5)	At December 31, 2007, each director had the following aggregate number of stock option awards outstanding: Mr. Polanen 50,000 shares, Mr. Broomfield 250,000 shares, Mr. van Hedel 91,968 shares, Mr. Lavitt 72,966 shares, and Mr. Ryan 265,000 shares.

Each of the Company’s non-employee directors receives cash compensation in the form of an annual retainer of $25,000, payable quarterly, a fee of $1,000 for each non-telephonic meeting of the Board of Directors that he attends in person, and a fee of $500 for attendance at each non-telephonic meeting of the Board of Directors in which he participates telephonically and each telephonic meeting of the Board of Directors in which he participates. In addition, the Chairman of the Board and the chair of the Audit Committee receive an additional annual retainer of $15,000 each. The chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $10,000 each. In addition, the chairs of the Subcommittees receive an additional annual retainer of $60,000 each. St. Bernard reimburses its non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

Each of the Company’s non-employee directors also receives an annual stock option grant under the Company’s 2005 Stock Option Plan to purchase 50,000 shares of the Company’s common stock. These director stock options vest over three years as follows: one third ( 1/3) of the options vest on the first anniversary of the date of grant and the remaining two thirds ( 2/3) of the options vest in equal monthly installments from the 13th through the 36th month from the date of the option grant. In the event of a change in control of the Company which results in removal of the director as a member of the Board, the vesting of that director’s options is accelerated such that the options become immediately exercisable in full.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In November 2006, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

Humphrey P. Polanen, The Broomfield Family Trust and Sand Hill Security LLC, have loaned the Company approximately $10,000, $25,000 and $20,000, respectively, for operating expenses. Each of these loans bore interest at the rate of 10% and was payable on the earlier of the consummation of the Merger between Old St. Bernard Software, Inc and the Company or July 26, 2006. Each of these lenders waived any claims they had with respect to these loans. The loans were paid in full as of August 4, 2006 in connection with the consummation of the Merger. Interest paid on the loans was $0.

The Broomfield Family Trust, an affiliate of Scott Broomfield, a director and officer of the Company, and BeeBird Beheer B.V., an affiliate of Bart van Hedel, also a director of the Company, have made available $125,000 and $375,000, respectively, to the Company, as a bridge loan pursuant to secured promissory notes. The loan bore interest at 12% and had a 2% origination fee on each advance. The loan matured on November 25, 2006 and was repaid prior to year end. The interest paid on the bridge loans was approximately $11,000. In connection with the execution of the notes, the Broomfield Family Trust and BeeBird Beheer B.V. received warrants for an aggregate of 10,491 shares of the Company’s common stock exercisable at a price equal to the last reported sale price on the day prior to the maturity date of the notes on the primary market on which the Company’s shares are traded. These notes were secured by a lien on substantially all of the assets of the Company, subject to the lien of the Company’s existing senior lender.

The Company previously owed approximately $15,000 to Vince Rossi, its president, chief executive officer and acting chief financial officer, pursuant to the terms of a promissory note. The note was unsecured and bore no interest.

The Company previously owed approximately $178,000 to John E. Jones, its former chief executive officer, pursuant to the terms of a promissory note. The note was unsecured, bore interest at 18%, and required monthly interest only payments until May 2006, at which time all amounts outstanding came due.

During July 2005, Ai-Investments N.V., a Netherlands corporation, which is partially owned by Mr. Bart van Hedel, a director of the Company, purchased 200,000 units for $5.00 each, or an aggregate of $1,000,000. Each unit purchased was comprised of what are now equivalent to 252,851 shares of Company common stock and one warrant which may be exercised for what are now equivalent to 419,613 shares of Company common stock for an exercise price of $2.9662 per share. The warrants are exercisable from the grant date until December 31, 2008. The warrants are exercisable for cash or on a net-share settlement basis. The holders of the warrants do not have registration rights and the Company can deliver unregistered shares upon their exercise. There are no liquidated damages provisions related to the warrants. The issuance was made in a private placement under Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to an agreement with BeeBird Beheer B. V., an affiliate of Bart van Hedel, a director of the Company, the Company paid BeeBird Beheer 1,500 Euros per month, plus applicable taxes and miscellaneous service charges, to lease 2,000 square feet of office space in Amsterdam during 2007. The lease was terminated on February 15, 2008.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are St. Bernard Software, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to St. Bernard Software, Inc., Vince Rossi, Chief Executive Officer, 15015 Avenue of Science, San Diego, CA 92128 or contact Vince Rossi at 858-524-2038. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Vince Rossi

Chief Executive Officer

April 29, 2008

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2007 is available without charge upon written request to: Chief Executive Officer, St. Bernard Software, Inc., 15015 Avenue of Science, San Diego, CA 92128.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ST. BERNARD SOFTWARE, INC.

Proxy -- 2008 Annual Meeting of Stockholders

June 5, 2008

The undersigned, a stockholder of St. Bernard Software, Inc., a Delaware corporation (the “Company”), does hereby appoint Humphrey Polanen (with full power to act alone), the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company to be held at 15015 Avenue of Science, San Diego, CA 92128 on June 5, 2008, at 9:00 A.M., Pacific Time, or at any adjournment or postponements thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 29, 2008, and a copy of the Company’s Annual Report for the year ended December 31, 2007.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS AND TO RATIFY THE APPOINTMENT OF SQUAR, MILNER, MIRANDA & WILLIAMSON, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

(CONTINUED TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE)

14475

2008 ANNUAL MEETING OF STOCKHOLDERS OF

ST. BERNARD SOFTWARE, INC.

June 5, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

205300000000000000007 060508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors to hold office until the 2009 Annual Meeting of Stockholders:

2. Ratification of Squar, Milner, Miranda & Williamson, LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

NOMINEES:

FOR ALL NOMINEES

O Humphrey Polanen

O Scott Broomfield

WITHHOLD AUTHORITY

O Bart A. M. van Hedel

FOR ALL NOMINEES

O Louis Ryan

O Vince Rossi

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2008 ANNUAL MEETING OF STOCKHOLDERS OF

ST. BERNARD SOFTWARE, INC.

June 5, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

- OR -

ACCOUNT NUMBER

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

205300000000000000007 060508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors to hold office until the 2009 Annual Meeting of Stockholders:

2. Ratification of Squar, Milner, Miranda & Williamson, LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

NOMINEES:

O Humphrey Polanen O Scott Broomfield O Bart A. M. van Hedel O Louis Ryan O Vince Rossi

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.